UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 25, 2002
Date of Report
(Date of earliest event reported)

_________________________

ESTERLINE TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06357 (Commission File No.)	13-2595091 (IRS Employer Identification No.)
10800 NE 8th Street, Bellevue, Washington 98004 (Address of principal executive offices, including Zip Code)
425/453-9400 (Registrant's telephone number, including area code)

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Item 5.    Other Events

      On July 25, 2002 the Board of Directors of Esterline Technologies Corporation agreed to discontinue the operations of Esterline's Automation segment. In connection with such discontinuance of operations, Esterline Technologies Corporation (the "Registrant") has engaged investment bankers to assist in the sale of the two operating subsidiaries within the Automation segment, Excellon Automation Co. ("Excellon") and W. A. Whitney Co. ("Whitney").

      The Automation segment will be accounted for as a discontinued operation under generally accepted accounting principles ("GAAP"). The Registrant expects to report a $23 million loss, net of tax, in connection with the discontinuance of the operations of the Automation segment, which includes $11 million in losses incurred by Registrant during fiscal year 2002 through the third quarter and $12 million in losses anticipated to be incurred through the date of disposition of the discontinued operations (which includes an anticipated loss on the sale of the net assets of each of Excellon and Whitney). As part of the discontinuance of operations of the Automation segment, the Registrant has adjusted its previous guidance on full fiscal year earnings per share of $1.00 - $1.10. Guidance for earnings per share from continuing operations for fiscal year 2002 is now in a range of $1.30 - $1.40.

      In accordance with GAAP, losses from discontinued operations of the Automation segment will be reported in the statement of operations, net of taxes, below earnings from continuing operations, and all prior period results will be adjusted to reflect the discontinuance.

      The Registrant determined to discontinue and sell the Automation segment operations in order to focus fully on pursuing the growth of its core aerospace and defense businesses.

      A copy of the Registrant's press release dated July 31, 2002, which describes the foregoing, is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

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Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits
(c)	Exhibit Number	Description
	99.1	Press Release issued by the Registrant on July 31, 2002.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION (Registrant)
Dated: July 31, 2002	By: /s/ Robert D. George Robert D. George Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by the Registrant on July 31, 2002.

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